EXHIBIT 99.1

FOR IMMEDIATE RELEASE

INTERNATIONAL COAL GROUP REPORTS THIRD QUARTER 2009 RESULTS

      Third Quarter Highlights:

➢	Adjusted EBITDA increases to $64.7 million
➢	EPS increases to $0.12 per share on a diluted basis
➢	Margins improve 7% to $9.36 per ton

Scott Depot, West Virginia, October 28, 2009 – International Coal Group, Inc. (NYSE:ICO) today reported its results for the third quarter of 2009.

•
Adjusted EBITDA, or earnings before deducting interest, income taxes, depreciation, depletion, amortization and minority interest, was $64.7 million for the third quarter of 2009 compared to $45.0 million for the third quarter of 2008.  Third quarter 2009 results include the previously disclosed $27.0 million payment received for the early termination of two related coal supply agreements and lost margin on pre-termination shipments.

•
Net income was $18.7 million, or $0.12 per share on a diluted basis, for the third quarter of 2009 compared with net income of $9.3 million, or $0.06 per share on a diluted basis, for the same quarter last year.

•	Revenues were $296.6 million for the third quarter of 2009 compared to $309.2 million for the third quarter of 2008.

•	Margin per ton sold increased 7% to $9.36 in the third quarter of 2009, compared to $8.77 for the same period last year.

“We are pleased to announce improved profit margins on our coal sales, compared to the third quarter of 2008, particularly given the extremely challenging market conditions now existing for coal producers,” said Ben Hatfield, ICG President and CEO.  “Weak natural gas prices, mild weather and low industrial demand for electricity limited coal-fired generation and coal shipments during the quarter.  Customer-initiated shipment delays and contract suspensions reduced our anticipated third quarter shipments by approximately 350,000 tons and decreased adjusted EBITDA by an estimated $9.0 million.  Nevertheless, our focus on controlling costs and managing production levels yielded reasonable performance despite the adverse environment.”

Hatfield continued, “During the quarter, we continued to balance production with committed sales, selectively idling 400,000 annual tons of higher-cost production at our ICG East Kentucky complex and reducing work schedules at several other locations.  In early October, we also reduced annual production at ICG Eastern by an additional 500,000 tons.”

Hatfield concluded, “We have seen signs of recovery amid the market weakness as thermal coal prices have recently improved, and spot market interest for metallurgical coal from the international market has picked up. The outlook for domestic metallurgical demand has also improved as blast furnace utilization rates are climbing.  We believe that 2010 could be a balancing year for coal demand that sets the stage for a much stronger market in 2011.”

Sales, Production and Reserves

ICG sold 4.1 million tons of coal during the third quarter of 2009 compared to 4.8 million tons during the third quarter of 2008. Production totaled 3.9 million tons in the third quarter of 2009 versus 4.5 million tons in the same period of 2008.

As of September 30, 2009, ICG controlled approximately 1.0 billion tons of coal reserves, located primarily in Illinois, Kentucky, West Virginia, Maryland and Virginia.  Additionally, the Company controlled approximately 523 million tons of non-reserve coal deposits, which may be classified as reserves in the future as additional drilling and geotechnical work is completed.

Operational and Other Updates

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On October 6, 2009, ICG Hazard was awarded the 2009 Commissioner’s Award of Excellence in Reclamation by the Kentucky Department for Natural Resources for outstanding reclamation work at the Company’s surface mine near Vicco, Kentucky.  In announcing the award, the Department noted ICG Hazard’s “exceptional work and their commitment to the environment.”

•
As previously disclosed, in September, ICG ADDCAR acquired certain international patent rights that substantially expand its ability to manufacture and market its ADDCAR highwall mining system beyond North America.  With this acquisition, ICG ADDCAR is now entitled to manufacture and market its highwall mining system throughout North America, South America, Africa, Europe, as well as the key coal-producing countries of China, Russia and South Africa.

•
In September, ICG ADDCAR also concluded successful testing and sale of its new Steep-Dip Highwall Mining System to a coal producer in British Columbia.  This innovative new model was designed to accommodate highwall mining applications in geologically challenging coal fields with steeply dipping seams, such as those found in Canada and parts of the western United States.

Market Outlook and Committed Sales

The Company’s committed and priced sales for 2009 total approximately 17.4 million tons, or essentially all of its projected shipments, with average pricing of approximately $59.45 per ton, excluding freight and handling expenses.

As of October 17, 2009, total year-to-date U.S. production was 63 million tons lower than the comparable prior year period. After factoring in recent weekly comparative data, the Company expects 2009 U.S. production to be approximately 100 million tons lower than 2008.  The Company believes that U.S. coal production will continue to fall until utility inventories are significantly reduced.

While the Company expects that fourth quarter 2009 utility shipments will continue to be depressed by high inventories, there appear to be encouraging signs for a recovery by mid-2010.  Favorable indicators include rising natural gas prices, which have climbed steadily since mid-September, and predictions from weather forecasting services of unusually cold winter weather in the areas affecting the Company’s utility customer base.  Metallurgical coal demand is also expected to increase, removing certain high-volatile “cross-over” coals from the thermal market and further tightening supply.

Committed sales for 2010 are approximately 14.7 million tons, or 85% of planned shipments, of which 13.8 million tons are priced, including 1.0 million tons subject to collared price adjustments for which the outcome can be projected with reasonable confidence.  The Company projects an average price for the committed and priced sales of approximately $61.00 per ton, excluding freight and handling expenses.  An additional 0.9 million tons of planned shipments are also committed, but pricing is subject to a market reopener.  Approximately 1.2 million tons of uncommitted sales for 2010 are expected to be marketed as metallurgical coal.

Liquidity and Debt

As of September 30, 2009, the Company had $97.7 million in cash and $26.4 million in borrowing capacity available under its credit agreement.  Total debt was $444.5 million, consisting primarily of $175.0 million of 10.25% Senior Notes and $225.0 million of 9% Convertible Senior Notes.

As previously disclosed, in September, the Company successfully reached an agreement with its banks to amend its $100 million credit facility. The amendment addressed the risk of noncompliance with certain covenants that were contractually scheduled to tighten effective January 1, 2010.

Outlook

The Company has updated its guidance to reflect modifications to its production mix and the global economic conditions affecting the coal market:

•
For 2009, the Company expects to sell approximately 17.3 million to 17.5 million tons of coal.  The average selling price is projected to be approximately $59.25 to $59.50 per ton.  The projected average cost per ton sold is $49.25 to $49.75, excluding selling, general and administrative expenses. The Company expects coal production to be approximately 16.4 million to 16.6 million tons.

•	The Company’s updated outlook for its expected average coal pricing by region for 2009 is as follows:

Region	2009 Forecast
Central Appalachia	$66.25 - $66.50
Northern Appalachia	$55.75 - $56.00
Illinois Basin	$33.80 - $34.10
Average	$59.25 - $59.50

•	The Company anticipates 2009 capital expenditures of approximately $90.0 million to $95.0 million.

•
Due to the continued weakness in coal demand, the Company has reduced the projected shipment level for 2010 and now expects to sell 16.5 million to 18.0 million tons of coal.  Production for 2010 is expected to total 16.0 million to 17.0 million tons.

•
Due to the high degree of market uncertainty, the Company is not offering revenue or cost guidance for 2010 at this time. However, the Company anticipates providing guidance information in its fourth quarter 2009 earnings release.

General Information

ICG is a leading producer of coal in Northern and Central Appalachia and the Illinois Basin.  The Company has 13 active mining complexes, of which 12 are located in Northern and Central Appalachia and one in Central Illinois.  ICG’s mining operations and reserves are strategically located to serve utility, metallurgical and industrial customers domestically and internationally.

# # #

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. We have used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: market demand for coal, electricity and steel; availability of qualified workers; future economic or capital market conditions; weather conditions or catastrophic weather-related damage; our production capabilities; consummation of financing, acquisition or disposition transactions and the effect thereof on our business; a significant number of conversions of our convertible senior notes prior to maturity; our plans and objectives for future operations and expansion or consolidation; our relationships with, and other conditions affecting, our customers; availability and costs of key supplies or commodities such as diesel fuel, steel, explosives and tires; availability and costs of capital equipment; prices of fuels which compete with or impact coal usage, such as oil and natural gas; timing of reductions or increases in customer coal inventories; long-term coal supply arrangements; reductions and/or deferrals of purchases by major customers; risks in or related to coal mining operations, including risks related to third-party suppliers and carriers operating at our mines or complexes; unexpected maintenance and equipment failure; environmental, safety and other laws and regulations, including those directly affecting our coal mining and production, and those affecting our customers’ coal usage; ability to obtain and maintain all necessary governmental permits and authorizations; competition among coal and other energy producers in the United States and internationally; railroad, barge, trucking and other transportation availability, performance and costs; employee benefits costs and labor relations issues; replacement of our reserves; our assumptions concerning economically recoverable coal reserve estimates; availability and costs of credit, surety bonds and letters of credit; title defects or loss of leasehold interests in our properties which could result in unanticipated costs or inability to mine these properties; future legislation and changes in regulations or governmental policies or changes in interpretations thereof, including with respect to safety enhancements and environmental initiatives relating to global warming;  impairment of the value of our long-lived and deferred tax assets; our liquidity, including the ability to adhere to financial covenants related to our borrowing arrangements, results of operations and financial condition; adequacy and sufficiency of our internal controls; and legal and administrative proceedings, settlements, investigations and claims and the availability of related insurance coverage.

You should keep in mind that any forward-looking statement made by us in this press release or elsewhere speaks only as of the date on which the statements were made. See also the “Risk Factors” in our 2008 Annual Report on Form 10-K and in subsequent filings on Form 10-Q, all of which are currently available on our website at www.intlcoal.com. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this press release , except as may be required by law. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this press release might not occur. All data presented herein is as of October 28, 2009 unless otherwise noted.

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For more information, contact Ira Gamm, Vice President – Investor and Public Relations, at (304) 760-2619

INTERNATIONAL COAL GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008(a)	2009	2008(a)
REVENUES:
Coal sales revenues	$246,788	$282,250	$775,281	$761,963
Freight and handling revenues	5,777	12,339	20,452	35,492
Other revenues	44,057	14,610	83,652	41,554
Total revenues	296,622	309,199	879,385	839,009
COSTS AND EXPENSES:
Cost of coal sales	208,083	240,204	647,372	666,598
Freight and handling costs	5,777	12,339	20,452	35,492
Cost of other revenues	12,724	9,690	28,690	27,847
Depreciation, depletion and amortization	26,996	24,227	79,294	70,878
Selling, general and administrative	5,351	8,396	24,632	27,051
(Gain) loss on sale of assets, net	2	(6,383)	(3,184)	(32,675)
Total costs and expenses	258,933	288,473	797,256	795,191
Income from operations	37,689	20,726	82,129	43,818
INTEREST EXPENSE, net	(13,409)	(9,455)	(39,641)	(30,819)
Income before income taxes	24,280	11,271	42,488	12,999
INCOME TAX EXPENSE	(5,566)	(1,949)	(9,674)	(1,815)
Net income	18,714	9,322	32,814	11,184
Net (income) loss attributable to noncontrolling interest	2	2	(23)	(3)
Net income attributable to International Coal Group, Inc.	$18,716	$9,324	$32,791	$11,181

Other Data:
Adjusted EBITDA (b)	$64,685	$44,953	$161,423	$114,696
Earnings per share:
Basic and diluted	$0.12	$0.06	$0.21	$0.07
Weighted-average shares – basic	152,998,598	152,761,955	152,869,195	152,587,831
Weighted-average shares – diluted	155,214,868	153,025,680	154,289,039	152,745,474

(a)
Our Unaudited Condensed Consolidated Statements of Operations and Cash Flows for the three and nine months ended September 30, 2008 and Unaudited Condensed Consolidated Balance Sheet as of December 31, 2008 have been adjusted to reflect the adoption of ASC 470-20 (formerly FSP APB 14-1). The impact of the adoption will be more fully described in our Quarterly Report on Form 10-Q for the period ended September 30, 2009.

(b)
This press release includes a non-GAAP financial measure within the meaning of applicable SEC rules and regulations. Adjusted EBITDA is a non-GAAP financial measure used by management to gauge operating performance. We define Adjusted EBITDA as net income or loss attributable to International Coal Group, Inc. before deducting interest, income taxes, depreciation, depletion, amortization and noncontrolling interest. Adjusted EBITDA is not, and should not be used as, a substitute for operating income, net income and cash flow as determined in accordance with GAAP. We present Adjusted EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, substantially all of which present EBITDA or Adjusted EBITDA when reporting their results. We also use Adjusted EBITDA as our executive compensation plan bases incentive compensation payments on our Adjusted EBITDA performance measured against budgets. Our credit facility uses Adjusted EBITDA (with additional adjustments) to measure our compliance with covenants, such as interest coverage and leverage. EBITDA or Adjusted EBITDA is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments; changes in, or cash requirements for, our working capital needs; interest expense, or the cash requirements necessary to service interest or principal payments, on our debts. Although depreciation, depletion and amortization are non-cash charges, the assets being depreciated, depleted and amortized will often have to be replaced in the future. Adjusted EBITDA does not reflect any cash requirements for such replacements. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. A reconciliation of Adjusted EBITDA to GAAP net income appears at the end of this press release.

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INTERNATIONAL COAL GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2009 AND DECEMBER 31, 2008
(in thousands)

	September 30, 2009	December 31, 2008(a)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$97,660	$63,930
Accounts receivable, net	80,005	75,321
Inventories, net	78,576	58,788
Deferred income taxes	16,817	17,649
Prepaid expenses and other	11,865	32,303
Total current assets	284,923	247,991

PROPERTY, PLANT, EQUIPMENT AND MINE DEVELOPMENT, net	1,039,934	1,069,297
DEBT ISSUANCE COSTS, net	9,576	10,462
ADVANCE ROYALTIES, net	18,061	17,462
OTHER NON-CURRENT ASSETS	6,701	5,435
Total assets	$1,359,195	$1,350,647

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$56,665	$75,810
Short-term debt	269	4,741
Current portion of long-term debt and capital leases	17,998	15,319
Current portion of reclamation and mine closure costs	10,118	11,139
Current portion of employee benefits	3,359	3,359
Accrued expenses and other	72,026	87,704
Total current liabilities	160,435	198,072

LONG-TERM DEBT AND CAPITAL LEASES	426,223	417,551
RECLAMATION AND MINE CLOSURE COSTS	69,812	68,107
EMPLOYEE BENEFITS	69,553	61,194
DEFERRED INCOME TAXES	56,489	49,403
BELOW-MARKET COAL SUPPLY AGREEMENTS	30,589	43,888
OTHER NON-CURRENT LIABILITIES	4,001	6,195
Total liabilities	817,102	844,410

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY:
Common stock	1,542	1,533
Treasury stock	(14)	—
Additional paid-in capital	659,955	656,997
Accumulated other comprehensive loss	(5,028)	(5,157)
Retained deficit	(114,380)	(147,171)
Total International Coal Group, Inc. stockholders’ equity	542,075	506,202
Noncontrolling interest	18	35
Total stockholders’ equity	542,093	506,237
Total liabilities and stockholders’ equity	$1,359,195	$1,350,647

INTERNATIONAL COAL GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(in thousands)

	Nine months ended September 30,
	2009	2008(a)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$32,814	$11,184
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, depletion and amortization	79,294	70,878
Amortization of deferred finance costs included in interest expense	5,183	4,559
Provision for bad debt	(1,294)	(522)
Compensation expense on restricted stock and options	2,967	3,216
Gain on sale of assets, net	(3,184)	(32,675)
Deferred income taxes	8,416	1,680
Amortization of accumulated postretirement benefit obligation	216	323
Changes in assets and liabilities:
Accounts receivable	(3,390)	(33,337)
Inventories	(19,788)	(7,172)
Prepaid expenses and other	20,438	3,007
Other non-current assets	246	1,969
Accounts payable	(14,779)	5,625
Accrued expenses and other	(15,798)	13,492
Reclamation and mine closure costs	1,231	(1,961)
Other liabilities	(1,532)	4,202
Net cash from operating activities	91,040	44,468
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of assets	3,218	8,688
Additions to property, plant, equipment and mine development	(48,695)	(93,632)
Cash paid related to acquisitions and net assets acquired	—	(603)
Withdrawals (deposits) of restricted cash	(1,535)	18
Net cash from investing activities	(47,012)	(85,529)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on short-term debt	(4,472)	—
Borrowings on long-term debt	9,086	—
Repayments on long-term debt	(13,682)	(3,828)
Purchases of treasury stock	(14)	—
Proceeds from stock options exercised	—	149
Debt issuance costs	(1,216)	(188)
Net cash from financing activities	(10,298)	(3,867)
NET CHANGE IN CASH AND CASH EQUIVALENTS	33,730	(44,928)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	63,930	107,150
CASH AND CASH EQUIVALENTS, END OF PERIOD	$97,660	$62,222

INTERNATIONAL COAL GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (Unaudited)
(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Net income attributable to International Coal Group, Inc.	$18,716	$9,324	$32,791	$11,181
Depreciation, depletion and amortization	26,996	24,227	79,294	70,878
Interest expense, net	13,409	9,455	39,641	30,819
Income tax expense	5,566	1,949	9,674	1,815
Noncontrolling interest	(2)	(2)	23	3
Adjusted EBITDA	$64,685	$44,953	$161,423	$114,696

INTERNATIONAL COAL GROUP, INC. AND SUBSIDIARIES
OPERATING STATISTICS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (Unaudited)
(in thousands, except per ton amounts)

	Central Appalachia	Northern Appalachia	Illinois Basin	Purchased Coal	Total
For the three months ended September 30, 2009:
Tons sold	2,463	904	564	205	4,136
Coal sales revenues	$166,552	$48,951	$20,230	$11,055	$246,788
Cost of coal sales	$140,854	$44,491	$15,453	$7,285	$208,083
Coal sales revenue per ton (c)	$67.63	$54.15	$35.87	$53.93	$59.67
Cost of coal sales per ton (c)	$57.19	$49.21	$27.40	$35.56	$50.31

For the three months ended September 30, 2008:
Tons sold	3,022	918	619	235	4,794
Coal sales revenues	$198,812	$52,531	$18,530	$12,377	$282,250
Cost of coal sales	$164,193	$50,494	$15,921	$9,596	$240,204
Coal sales revenue per ton (c)	$65.78	$57.22	$29.96	$52.65	$58.87
Cost of coal sales per ton (c)	$54.32	$55.00	$25.74	$40.83	$50.10

For the nine months ended September 30, 2009:
Tons sold	7,712	2,959	1,700	625	12,996
Coal sales revenues	$526,245	$157,887	$56,654	$34,495	$775,281
Cost of coal sales	$436,827	$141,617	$45,940	$22,991	$647,372
Coal sales revenue per ton (c)	$68.24	$53.35	$33.32	$55.20	$59.66
Cost of coal sales per ton (c)	$56.65	$47.85	$27.02	$36.79	$49.81

For the nine months ended September 30, 2008:
Tons sold	8,908	2,969	1,762	863	14,502
Coal sales revenues	$512,537	$157,528	$52,619	$39,279	$761,963
Cost of coal sales	$443,452	$147,488	$44,547	$31,111	$666,598
Coal sales revenue per ton (c)	$57.54	$53.05	$29.86	$45.50	$52.54
Cost of coal sales per ton (c)	$49.78	$49.67	$25.28	$36.04	$45.96

(c)
“Coal sales revenue per ton” and “Cost of coal sales per ton” are calculated as Coal sales revenues or Cost of coal sales, respectively, divided by Tons sold. Although Coal sales revenue per ton and Cost of coal sales per ton are not measures of performance calculated in accordance with GAAP, management believes that they are useful to an investor in evaluating performance because they are widely used in the coal industry as a measure to evaluate a company’s sales performance or control over its costs. Coal sales revenue per ton and Cost of coal sales per ton should not be considered in isolation or as substitutes for measures of performance in accordance with GAAP. In addition, because Coal sales revenue per ton and Cost of coal sales per ton are not calculated identically by all companies, ICG’s presentation may not be comparable to other similarly titled measures of other companies.

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